ABS Corporation	Page 1
Banc One Home Equity Loan Trust 1999-1
P & S Agreement Date:	May 31, 1999
Original Settlement Date:	June 23, 1999
Series Number of Certificates:
Original Collateral Sale Balance	$510,205,197.95

Statement to Certificateholders (Page 1 of 2)

Distribution Date:		7/21/03

INVESTOR CERTIFICATES DISTRIBUTION SUMMARY (PER $1000 ORIGINAL PRINCIPAL AMOUNT)

A.	INTEREST & PRINCIPAL DISTRIBUTIONS TO INVESTORS

	Investor Certificate Interest Distributed	0.341752
	Investor Certificate Interest Shortfall Distributed	0.000000
	Remaining Unpaid Investor Certificate Interest Shortfall	0.000000

	Managed Amortization Period ? (Yes=1; No=0)	1
	Investors Certificate Principal Distributed	9.161183
	Principal Distribution Amount	9.106352
	Maximum Principal Payment	16.420126
	Alternative Principal Payment	9.106352
	Principal Collections less Additional Balances	9.106352
	Investor Loss Amount Distributed to Investors	0.362571
	Accelerated Principal Distribution Amount	-0.307740
	Credit Enhancement Draw Amount	0.00

	Total Amount Distributed to Certificateholders (P & I)	9.502935

B.	INVESTOR CERTIFICATE PRINCIPAL BALANCE

	Beginning Investor Certificate Balance	145,508,115.58
	Ending Investor Certificate Balance	140,927,524.10
	Beginning Invested Amount	150,395,985.09
	Ending Invested Amount	145,661,523.62
	Investor Certificateholder Floating Allocation Percentage	93.7760%
	Pool Factor	0.2818550
	Liquidation Loss Amount for Liquidated Loans	193,317.33
	Unreimbursed Liquidation Loss Amount	0.00

C.	POOL INFORMATION

	Beginning Pool Balance	160,377,836.30
	Ending Pool Balance	155,631,342.83
	Servicing Fee	66,824.10

D.	INVESTOR CERTIFICATE RATE

	Investor Certificate Rate	1.363750%
	LIBOR Rate	1.103750%
	Maximum Rate	4.408165%

E.	DELINQUENCY & REO STATUS

	Delinquent 30-59 days
	No. of Accounts	69
	Trust Balances	2,059,781.11
	Delinquent 60-89 days
	No. of Accounts	45
	Trust Balances	1,240,029.65
	Delinquent 90+ days
	No. of Accounts	94
	Trust Balances	3,427,272.71
	Delinquent 9+ Months
	No. of Accounts	0
	Trust Balances	0
	REO
	No. of Accounts	0
	Trust Balances	0.00

ABS Corporation		Page 2
Banc One Home Equity Loan Trust 1999-1
P & S Agreement Date:	May 31, 1999
Original Settlement Date:	June 23, 1999
Series Number of Certificates:
Original Collateral Sale Balance	$510,205,197.95

Statement to Certificateholders (Page 2 of 2)

Distribution Date:	7/21/03

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed and certifies to the best of his knowledge and belief that information is true and correct this 16th day of July 2003

Bank One, N.A. as Servicer

/s/ Michael J. Grubb
Michael J. Grubb First Vice President

Distribution List:

Keith Richardson—Bank One, N.A.